UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2019

STEEL PARTNERS HOLDINGS L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35493	13-3727655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 32nd Floor, New York, New York		10022
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 520-2300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Units, $0 par	SPLP	New York Stock Exchange
6.0% Series A Preferred Units	SPLP-PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)    Appointment of Certain Officers

On November 11, 2019, Steel Partners Holdings GP Inc., the general partner of Steel Partners Holdings L.P. (NYSE: SPLP) (the "Company"), appointed Gordon Walker as its Senior Vice President. In this newly created position, Mr. Walker will have management oversight for the Company's performance materials, tubing, cutting replacement products and services businesses, as well as its motion control operations within its electrical products business and engineered applications operations within its packaging business. William T. Fejes, Jr., the Company's Chief Operating Officer, will continue to have oversight for the Company's joining materials, building materials and energy businesses as well as its power electronics and power protection operations within its electrical products business and its laminates and foils operations within its packaging business. Mr. Fejes will also continue to have oversight for the operations of certain of the Company's affiliates and for the Company's Corporate Information Technology and Steel Business System functions.

Mr. Walker, age 43, has a strong background in aerospace and defense, medical devices and consumer electronics. From July 2016 to April 2019, Mr. Walker served as President and Chief Executive Officer of EaglePicher Technologies, a leading provider of advanced specialty battery and energy storage solutions to medical device and aerospace and defense markets. From September 1997 to June 2016, Mr. Walker held various roles at Knowles Corporation, a market leader in miniature acoustic components, including that of General Manager and President from December 2005 to July 2016. Mr. Walker holds a Bachelor of Arts degree from Carlton College and an Executive MBA from the University of Pennsylvania's Wharton School of Business.

Mr. Walker does not have any family relationships with any of the directors, executive officers, or any people nominated or chosen by the Company to become a director or executive officer. Mr. Walker is not a party to any transactions listed in Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On November 14, 2019, Steel Partners Holdings L.P., a Delaware limited partnership (the "Company"), announced that the Board of Directors of its general partner (the "Board") had declared a regular quarterly cash distribution of $.375 per unit, payable December 15, 2019, to unitholders of record as of December 1, 2019, on its 6% Series A Preferred Units, no par value ("Series A Preferred"). Any future determination to declare distributions on its units of Series A Preferred, and any determination to pay such distributions in cash or in kind, or a combination thereof, will remain at the discretion of the Board and will be dependent upon a number of factors, including the Company's results of operations, cash flows, financial position and capital requirements, among others.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Exhibits
99.1	Press release dated November 14, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 14, 2019	STEEL PARTNERS HOLDINGS L.P.

	By:	Steel Partners Holdings GP Inc.
Its General Partner

	By:	/s/ Douglas B. Woodworth
Douglas B. Woodworth
Chief Financial Officer

Exhibits

Exhibit No.	Exhibits
99.1	Press Release issued November 14, 2019.